Exhibit 99.1

EBET Announces Approximately $6.5 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

LAS VEGAS, February 2, 2023 /ACCESSWIRE/ -- EBET, Inc. (Nasdaq: EBET), a leading global provider of advanced wagering products and technology,  announces today that it has entered into securities purchase agreements (the “Purchase Agreement”) with institutional investors for the purchase and sale of (i) 6,372,530 shares (the “Shares”) of common stock and (ii) warrants to purchase 6,372,530 shares (the “Warrant Shares”) of common stock (the “Warrants”) at a combined purchase price of $1.02 in a registered direct offering priced at-the-market under Nasdaq rules. The gross proceeds to EBET from this offering are expected to be approximately $6.5 million before deducting placement agent fees and other estimated offering expenses. The Warrants will be exercisable commencing six months after the date of their issuance, have an exercise price of $1.02 per share and will expire five and one-half years from the date of issuance. The offering is expected to close on or about February 6, 2023, subject to customary closing conditions.

WestPark Capital, Inc. is the sole placement agent for the offering.

The offering of the Shares is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-265538) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on June 22, 2022. A prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, CA 90067, by phone at (310) 203-2919, or by email at syndicate@wpcapital.com. Before investing in the securities, interested parties should read, in their entirety, the prospectus supplement and the accompanying prospectus and the other documents that EBET has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about EBET and such offering.

The Warrants and Warrant Shares are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation D promulgated thereunder, and such securities have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. EBET has agreed to file a registration statement with the SEC registering the resale of the Warrant Shares as soon as practicable (and in any event within 45 calendar days of the date of the Purchase Agreement).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About EBET, Inc.

EBET operates and develops award-winning, groundbreaking and engaging wagering products for bettors around the world. The company is focused on bringing better entertainment and technology solutions to cater to the Millennial and Gen-Z demographics in the wagering space. EBET operates online sportsbook and casino brands Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, GenerationVIP and Gogawi, which have over 1.4 million deposited customers in more than 15 countries. The company recently was awarded Esport Product of the Year at the 2021 SiGMA Europe and the 2022 SiGMA Asia and SiGMA Americas Awards. Its brand Karamba received SBC's award for Innovation in Casino & Gaming Entertainment and the 2022 SiGMA Americas award for Online Casino of the Year. For more information, visit: https://ebet.gg/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and Private Securities Litigation Reform Act, as amended, including those relating to the timing and completion of the proposed offering and other statement that are predictive in nature. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended September 30, 2022, as amended, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Except as required by law, EBET undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

LARA SPITERI-GONZI  lara.spiterigonzi@ebet.gg